THE
HOLCOMB
CORPORATION

DEVELOPERS-BUILDERS-REALTORS

SEASCAPE VILLAGE, APTOS, CALIFORNIA 95003, (408) 688-6807,
FAX (408) 688-8568

                                  ADDENDUM TO LEASE

April 4, 1995

Re: Addendum to Lease dated November 27, 1991
    For ATM at 14-A Seascape Village, Aptos, Ca.

Tenant:  Coast Commercial Bank

Landlord:  The Holcomb Corporation

    This addendum will serve to confirm the agreement between Coast Commercial Bank, Tenant and The Holcomb Corporation, Landlord that the current lease for #14-A Seascape Village, Aptos has been extended effective April 1, 1995 for a five year period.
    All other terms and conditions of the lease will remain the same.

Dated:  4/5/95                          Dated:  4/19/95

    THE HOLCOMB CORPORATION            COAST COMMERCIAL BANK



                 /s/                              /s/
    -------------------------------    ----------------------------
    Mark Holcomb
    Landlord                           Tenant    Bruce H. Kendall
                                                 Senior Vice President and
                                                 Chief Financial Officer

General Contractors License No. 351273

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THE
HOLCOMB
CORPORATION

DEVELOPERS-BUILDERS-REALTORS

SEASCAPE VILLAGE, APTOS, CALIFORNIA 95003, (408) 688-6807, FAX
(408) 688-8568

                                  ADDENDUM TO LEASE

                          14-A SEASCAPE VILLAGE, APTOS, CA.

    This letter will serve to confirm the April 1, 1992 commencement of the subject lease. Lease term to be three years from date of commencement.



Dated: 3/16/92                          Dated:  3/19/92


          /s/                                    /s/
-------------------------              --------------------------
Mark Holcomb. Lessor                   Joe Acconero, Lessee
The Holcomb Corporation                Coast Commercial Bank


General Contractors License No. 351273

                                        LEASE

    THIS LEASE made at Santa Cruz, California, as of the 27 day of November, 1991, between THE HOLCOMB CORPORATION, a California corporation, (herein called "Landlord") and COAST COMMERCIAL BANK (herein called "tenant").

                                 W I T N E S S E T H:

    That Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain Premises located on Landlord's real property which is situated at Seascape Blvd. and Sumner Avenue, Aptos, Santa Cruz, California, which real property is more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference. The Premises are shown on that certain diagram attached hereto, marked Exhibit "B" and incorporated herein by this reference.

    1.   TERM.

    The term of this Lease shall be Three Years and shall commence on the First day following Landlord's completion of construction of the building and improvements, pursuant to Paragraph "Construction of Building and Other Improvements" below, (the "Commencement Date"). Should this event not occur by April 1, 1992 either party shall have the right to terminate this Lease by giving written notice to the other by February 15 , 1992 . Failure of either party to give such written notice shall cause the Commencement Date of the Lease to be April 1 , 1992. When the Commencement and expiration dates have been ascertained, the parties shall immediately execute an amendment to this Lease, confirming the dates of Commencement and expiration of the initial term of this Lease. The initial term of this lease shall end Three (3) from the date of Commencement.
    So long as this Lease has not previously been terminated, and so long as Tenant is not is default under any of the provisions of the Lease, Tenant shall have the right to extend the term of the Lease for Three (3) additional Five (5) year periods from the expiration date hereof, said extended term(s) being subject to the same terms and conditions contained in this Lease except that rent for the extended terms shall be as provided in Paragraph "Rent", below. Tenant shall exercise its right to extend the term of this Lease by giving Landlord written notice of its intent to extend same for the first additional Five (5) year period, at least one hundred eighty (180) days, but not earlier than two hundred forty
(240) days, prior to the expiration date of the initial term. So long as the first Five ( 5 ) year option has been exercised and this Lease has not been terminated prior to the expiration of the first Five (5) year option period, Tenant shall exercise its right to extend the term of this Lease for a second Five ( 5 ) period by giving Landlord written notice of its intent to extend same at least one hundred eighty (180) days, but not earlier than two hundred forty
(240) days, prior to the expiration date of the first Five ( 5 ) year extended period.

    2.   RENT.

    Tenant shall pay to Landlord as the base rent for the Premises the sum of One Hundred Twenty Five ($125.00) per month in advance throughout the term of this Lease, commencing on the Commencement Date, and payable on the first day of each and every month thereafter. Rent shall be prorated for the first and last months of the term of this Lease should the Commencement Date not fall upon the first day of a calendar month. Tenant shall pay to Landlord, prior to the Commencement Date of this Lease Agreement, the sum of One Hundred Twenty Five ($125.00 ) which shall constitute advance payment of the first month's rent of the Lease term. All rental payments shall be in lawful money of the United States of America, without deduction or offset whatsoever.
    Should Tenant exercise its right to extend the Lease term for an additional Five (5) year period as described in Paragraph "Term", above, rent for each extended term shall be determined as follows:
    Upon receiving Tenant's notice to exercise its option for the extended term, Landlord and Tenant shall seek to agree on a minimum monthly rent during the extended term. If the parties reach an agreement as to the minimum monthly rent, they shall execute an amendment to this Lease reciting said rental sum.
    Should the parties not agree on the minimum monthly rent within thirty (30) days from the date of the notice sent by Tenant to Landlord to extend the term of this Lease, each party shall, within ten (10) days after expiration of said thirty (30) day period, appoint a real estate appraiser with at least five (5) years commercial appraisal experience in the area in which the Premises are located to appraise and set the minimum monthly rent for the extended term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of his or its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the extended term. If the two appraisers are appointed by the parties as stated in this Paragraph, they shall meet promptly and attempt to set the minimum monthly rent for the extended term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this Paragraph within ten (10) days after the last day the two appraisers are given to set the minimum monthly rent. If they are unable to agree on the third appraiser, either of the parties of the Lease by giving ten (10) days notice to the other party can apply to the presiding Judge of the Superior Court of Santa Cruz County for the selection of a third appraiser who meets the qualifications stated in this Paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The parties shall each pay for the costs and fees of the appraiser it has chosen initially.
    Within twenty (20) days after the selection of the third appraiser a majority of the appraisers shall set the minimum monthly rent for the extended term. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time the three (3) appraisals shall be added together and their total divided by three; the resulting quotient shall be the minimum monthly rent for the Premises during the extended term. In setting the minimum monthly rent for the extended term, the appraiser or appraisers shall consider the use to which the Premises are restricted under this Lease.
    After the minimum monthly rent for the extended term has been set, the appraisers shall immediately notify the parties. Tenant shall have no other right to extend the term beyond the extended terms provided above.
    Notwithstanding the above, the minimum monthly rent shall in no event be less than the monthly rent payable by Tenant during the last month of the initial term, for the first extended term, and during the last month of the immediately preceding extended term for the next extended term.

    3.   RENT ADJUSTMENT.

    The minimum monthly rent provided for in Paragraph "Rent", above, shall be subject to adjustment at the end of each year during the Lease term, including any extension thereof, beginning twelve (12) months from the

Commencement Date of the Lease term, (the "Adjustment Date"), according to the following computation: The base for computing the adjustment is the Consumer Price Index (All Items) for All Urban Consumers for the San Francisco-Oakland-San Jose Area Metropolitan Area based on the standard reference base of 1982-84 equals 100, as published by the U. S. Department of Labor's Bureau of Labor Statistics, ("CPI") adjusted to the publication date which is the date nearest the commencement date of this Lease, herein called the "base figure".
    The Index for the adjustment date shall be that Index which is published prior to but nearest the adjustment date.
    The increase in the minimum monthly rent, as provided herein, shall be payable monthly on the first day of each and every month commencing on the thirteenth month of the Lease term, and ending on the last day of the Lease term, or any extensions thereto, subject to subsequent adjustments after the thirteenth month. In no event, however, shall the minimum monthly rent be less than the monthly rent specified in Paragraph "Rent", above.
    If the described Index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall on application of either party be selected by the chief officer of the San Francisco Regional Office of the Bureau of Labor statistics, or by the Superior Court of Santa Cruz County if no decision is made by said officer within thirty (30) days from the date application is made by either party.

    4.   LATE PAYMENT.

    In the event that any monthly payment is delinquent for a period of ten
(10) days or more, Tenant shall pay to Landlord as and for a late payment the sum of six percent (6%) of the delinquent monthly rental payment, which shall be payable with the delinquent monthly rental payment.

    5.   SECURITY DEPOSIT.

    Tenant hereby deposits with Landlord the sum of One Hundred Twenty Five Dollars ($125.00 ) as security for the full and faithful performance of each and every provision of this Lease to be performed by Tenant. Landlord shall not be required to keep this security deposit separate from its general funds in a trust account, and Tenant shall not be entitled to any interest on such deposit. The amount of the security deposit will be increased if the monthly base rent is increased through the adjustment set forth in Paragraph "Rent Adjustment", above, or through the adjustment of the base rent at the commencement of any extension of the lease term. To that end, Landlord shall give Tenant written notice of the required payment to increase the security deposit, and Tenant shall have thirty (30) days from receipt of the notice within which to pay the increased amount to Landlord.
    If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provision relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any delinquent rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of this security deposit is so used or applied, Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance therefore shall be returned to Tenant within fourteen (14) days from the date of expiration of the Lease term, or any extension thereof.
    Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest whereupon Landlord shall automatically be released from liability for the return of such deposit or the accounting therefore. Tenant hereby waives any right it may have pursuant to
Section 1950.7 of the California Civil Code, as amended from time to time.

    6.   TAX ON THE PREMISES.

    Tenant hereby agrees to be responsible for and pay to Landlord a sum equal to .075% Percent (.075%) of any and all real property taxes and assessments levied by the County of Santa Cruz or any other governmental agency against Landlord's real property and improvements thereon as described in Exhibit "A", attached hereto, during the term of this Lease, including extensions. Tenant's pro rata share of said real property taxes and assessments shall be payable in advance on the first day of each month in an amount equal to l/12th of the total of such real property taxes reasonably estimated by Landlord to be payable during the calendar year in which such month falls, multiplied by Tenant's pro rata share. Within 90 days after the end of each calendar year, Landlord will give to Tenant a written statement of the actual real property taxes and assessments during the proceeding calendar year. Within 10 days after said statement is given, an adjustment will be made by payment to Landlord, as the case may require, so that Tenant shall have paid its pro rata share of the real property taxes and assessments actually assessed and no more. Notwithstanding the above, Tenant shall be solely responsible for the payment of any increase in real property taxes arising out of Tenant's leasehold improvements, whether or not of a permanent nature.
    If this Lease expires prior to the determination of the amount of such taxes and assessments for the last fiscal year in which the Lease expiration occurs, Tenant shall nevertheless promptly pay such percentage following proper notice from Landlord appropriately prorated for the portion of the Lease term that falls within such last fiscal year.

    7.   TAX ON TENANT'S PROPERTY.

    Tenant shall be liable for all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, and if Landlord pays same, which Landlord shall have the right to do regardless of the validity of such levy, or if the assessed value of Landlord's Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant, upon demand shall, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment.
    Tenant shall be responsible for payment of any business, gross receipts or similar tax or charge penalties and interest thereon imposed by any governmental agency that arises as a result of Tenant's use of the Premises.

    8.   Use.

    The Premises are to be used for Automatic Teller Machine and for no other purposes without the prior written consent of Landlord. The business conducted by the Tenant on the Premises shall be of a character and nature that will not be detrimental to the value of the real property. No use shall be made or permitted to be made of the Premises, nor acts done in or about the Premises, which will in any way conflict with any law, ordinance, rule or regulation affecting the occupancy or use of the Premises, which are or may hereafter be enacted or promulgated by any public authority, or which will increase the existing rate of insurance upon the building or cause a cancellation of any insurance policy covering the building or any part thereof. Nor shall Tenant permit to be kept, or use in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building, nor without limiting the generality of the foregoing shall Tenant allow said Premises to be used for an improper, immoral, unlawful, or unethical purpose or for a drinking house, or for sleeping purposes.

    9.   COMMON AREA.

    Certain areas have been or will be constructed by Landlord within the shopping center for the general use, convenience and benefit of the occupants of the shopping center and their customers and employees, including the automobile parking areas, sidewalks, landscaped areas and other areas for pedestrian and vehicular use (herein called the "Common Area"). Except as may be limited herein, Tenant shall have the nonexclusive right for itself and for its customers, invitees, employees, contractors, subtenants and licensees to use the Common Area in common with Landlord and other persons permitted to use the same for parking of vehicles and for vehicular and pedestrian ingress, egress and access.
    The Common Area, and all improvements and facilities situated thereon and required in connection therewith, shall be maintained by Landlord or its designee. Tenant shall pay .075% Percent (.075%) of all costs paid and incurred in connection with the operation, maintenance and repair of the Common Area.

    Landlord shall, at or about the time that Tenant's obligation to pay rent commences and from time to time thereafter, submit to Tenant an estimate of the monthly payments required to discharge Tenant's obligations with respect to payment of its share of Common Area Expenses pursuant to this Paragraph. Landlord shall from time to time revise such estimate in the event that the then current estimate is not reasonably related to actual amounts then payable by Tenant hereunder. Tenant shall pay such estimated amounts to Landlord on the first day of each calendar month during the term. Adjustments shall be made by Landlord within ninety (90) days after the end of each calendar year, so that if the total of such estimated amounts paid by Tenant during such year exceeds the actual amounts payable by Tenant during such year, Landlord shall pay such deficiency to Tenant forthwith upon demand.
    Common Area Expenses incurred in connection with the operation and maintenance of the Common Area shall include, but are not limited to, all sums expended in connection with Common Area for all general maintenance and repairs, resurfacing or painting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs and shopping center signs; sprinkler systems, planting and landscaping; lighting, sewer, water, gas and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems and lighting systems; personnel to implement such services (except any administrative, clerical and similar office staff) including, if Landlord deems necessary, the cost of security guards; real and personal property taxes and assessments on the improvements and land comprising the Common Area; fees, charges, assessments, payments and other amounts of any kind or nature levied or collected by any governmental agency for the use or operation of the Common Area; premiums for public liability, casualty and other insurance on the Common Area.
    Landlord shall also have the right to establish from time to time, change, alter and amend, and to enforce against Tenant and the users of the automobile parking areas, such reasonable rules and regulations as may be deemed necessary or advisable for the proper and efficient operation and maintenance of said automobile parking areas. Such rules and regulations may include the hours during which the automobile parking areas shall be open for use, and designated parking areas for employees of Tenant. Landlord shall not restrict use of parking areas in any manner which conflicts with normal business hours of the type of business being conducted by Tenant on the Premises.

    10.  CONSTRUCTION OF BUILDING AND OTHER IMPROVEMENTS.

    Landlord agrees to cause to be constructed on the real property described in Exhibit "A", attached hereto, and at Landlord's sole cost and expense, buildings consisting of approximately Sixty (60) square feet based on outside dimensions, and other improvements, as set forth in the preliminary plans which Tenant acknowledges having read, approved and initialed, and which consist of the site plan showing building and size of same. Construction shall commence as soon as reasonably possible following execution of this Lease and Landlord shall continue with construction barring inclement weather, strikes, unavailability of materials and supplies, and acts of God.
    Landlord shall carry out such work or cause same to be carried out in a good and workmanlike manner and pursuant to any and all applicable building codes and other local, state and federal regulations.
    Tenant acknowledges that during the course of construction certain parts of the Common Area, including some parking, may be blocked and there will be noise and dust created through normal construction operations. Landlord agrees to take all reasonable steps to reduce the impact of construction upon Tenant's business should Tenant have occupied the Premises prior to completion of the construction.

    11.  ASSIGNMENT AND SUBLETTING.

    Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld provided:
         (1) The same quality of business and financial soundness of ownership and management is maintained and will continue to be maintained in a manner compatible with the high standards contemplated by this Lease. Landlord has been induced to enter into this Lease with Tenant in order to obtain for the benefit of the entire shopping center, the unique attraction of Tenant's business. It is the intent of Tenant and Landlord that

    Landlord shall have discretion to withhold its consent to any assignment or subletting if such assignment or subletting would cause a change in the business to be conducted within the Premises to either a food-related business, including but not limited to a restaurant, market, or delicatessen, or to any other business which would be in competition in any material respect with the businesses being conducted by other tenants within the shopping center.
         (2) That each and every covenant, condition or obligation imposed upon Tenant by this Lease, and each and every right, remedy or benefit afforded Landlord by this Lease is not thereby impaired or diminished;
         (3) Tenant remains liable for performance of each and every obligation under this Lease to be performed by Tenant;
         (4) As to subletting, Landlord shall receive One Hundred Percent (100%) of the gross rent in excess of the gross rent otherwise payable to Landlord pursuant to this Lease.
         (5) Tenant reimburses Landlord for Landlord's reasonable costs and professional fees (legal and/or accounting) incurred in conjunction with the processing and documentation of any such requested assignment or subletting of this Lease by Tenant.

    If Tenant desires at any time to assign this Lease, or sublet any portion of the Premises, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord, at least thirty (30) days but not more than sixty (60) days before the intended date of assignment/subletting, the name of the proposed assignee/subtenant, the nature of the proposed assignee's/subtenant's business to be carried on in the Premises, the terms and provisions of the proposed assignment/ subletting, and such reasonable financial information as Landlord may request, certified by the proposed assignee/ subtenant as being true and correct as of the date of certification.

    12.  REPAIRS AND ALTERATIONS.

    Tenant agrees by taking possession of the Premises that such Premises are then in a tenantable and good condition. Tenant will take good care of the Premises and promptly notify the Landlord in writing of any damage caused thereto by the Tenant, its employees or invitees and will not make any repairs or alterations without written permission of Landlord first had and obtained, and consent for same shall not be unreasonably withheld by Landlord.
    Landlord shall be under no obligation to make any repairs, alterations or improvements to or upon the Premises, or any part thereof, at any time except as provided in this Lease. Landlord shall at its sole cost and expense, at all times during the term hereof, repair and maintain the roof and exterior walls (other than plate glass, store fronts and doors) and foundations of the building in which the Premises are located; provided that Tenant shall reimburse Landlord for the cost and expense of repairing any and all damage to the roof, foundation or exterior walls of the Premises resulting from the acts or omissions of Tenant, Tenant's agents, employees, customers or other invitees.
    Tenant shall, except for the negligent acts or omissions or Landlord, its agents, or employees, at its sole cost and expense, at all times during the term hereof, keep and maintain the Premises, the improvements thereof and every part thereof (including but not limited to plate glass, heating, ventilating, and air conditioning equipment, store fronts and doors) in good and sanitary order, condition and repair and in compliance with all laws and regulations applicable thereto and shall do such reasonable period painting of the interior of the Premises as may be required and approved by Landlord. Tenant hereby waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expenses of Landlord as provided in Section 1942 of said Civil Code. Tenant covenants regularly to inspect and maintain in good order and repair all grease traps and vents, if any, and to provide cleaning of same on a regular basis as reasonably required.

    13.  TRADE FIXTURES.

    Subject to the provisions of Paragraph "Repairs and Alterations, above, Tenant may install and maintain its trade fixtures on the Premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the term hereof, or upon the expiration or termination of this Lease, alter or remove any such trade fixtures so installed by Tenant, and any damage to the Premises caused by such installation, alteration or removal of such trade fixtures shall be promptly repaired by Tenant at the expense of Tenant. If not so removed by Tenant within fifteen (15) days of the expiration or sooner termination of this Lease, said trade fixtures shall, at Landlord's option, become the property of Landlord or Landlord, at his option, may remove said trade fixtures and any damage to the Premises caused by such installation, alteration or removal of such trade fixtures and the cost of such removal shall be paid by Tenant to Landlord upon demand.

    14.  DAMAGE OR DESTRUCTION.

    In the event the Premises, or the building or other improvements in which the Premises are located, shall be damaged by fire, earthquake, the elements or other casualty and that the cause of said damage is covered by insurance so that the damage thereto is such that the Premises, or the building and other improvements in which the Premises are located, may be repaired, reconstructed or restored within a period of ninety (90) days, Landlord shall promptly commence the work of repair, reconstruction and restoration, and shall diligently prosecute the same to completion at Landlord's expense. During this period of time, this Lease shall continue in full force and effect except that Tenant shall not be liable for monthly rent if the Premises are totally destroyed or unusable for health reasons as determined by the applicable municipal health department, so long as this restriction is not caused by Tenant. Tenant would be liable only for monthly rent in proportion to usable space if partially destroyed. If the Premises, or the building or other improvements in which the Premises are located, could not be restored within ninety (90) days, either Tenant or Landlord has the option to terminate this Lease by giving written notice to the other. If the insurance is not sufficient to fully pay for the repairs, reconstruction or restoration, Landlord shall notify Tenant in writing of same and Tenant shall have the option to pay the cost of said repairs, reconstruction or restoration over and above the available insurance proceeds. Should Tenant not elect to pay said excess costs, either party may terminate this Lease by giving written notice of same to the other party.

    15.  ENTRY AND INSPECTION.

    Tenant will permit Landlord and his agents to enter into and upon the Premises at all reasonable times and upon reasonable notice for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord, or to post notices of non-responsibility, or to service or make alterations, repairs or additions to the Premises or to any other portion of the building in which the Premises are situated, including the erection of scaffolding, props, or other mechanical devices, with rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned and will permit Landlord, at any time within ninety (90) days prior to the expiration of this Lease, to bring upon the Premises, for purposes of inspection or display, to prospective tenants thereof.

    16.  HOLD HARMLESS AND-NON-LIABILITY OF LANDLORD.

    Tenant agrees to and shall defend and indemnify Landlord against all claims, liability, loss and expense by reason of injury to person or property or both, including, without limitation, injury to the person or property of Tenant, its agents, officers, employees, licensees or invitees arising out of the condition of the Premises or any portion thereof over which Tenant has control and a duty to repair and maintain under the terms of this Lease; provided, however, that this covenant shall not apply to injury to person or property resulting from acts of Landlord, his agents or employees while in or on the Premises.

    17.  UTILITIES.

    Tenant shall be responsible for the payment of the cost of all utilities serving the Premises.

    18.  NOTICES.

    Any notice required to be given pursuant to this Agreement shall be given in writing to the other party and delivered either personally or by depositing the same in the United States postal service, registered or certified mail, return receipt requested, with the postage prepaid, addressed to the parties as follows:

THE HOLCOMB CORPORATION
19 Seascape Village
Aptos, Ca. 95003

With copy to:

Lloyd R. Williams
BOSSO, WILLIAMS, LEVIN, SACHS & BOOK
133 Mission Street
Santa Cruz, Ca. 95060

Any notice delivered by mail shall be deemed delivered forty-eight (48) hours after deposit in the United States postal service mail. The address to which any notice is to be delivered may be changed by either party by compliance with the provisions of this Paragraph.

    19.  BANKRUPTCY AND INSOLVENCY.

    The filing or commencement of any proceeding by or against Tenant under the Federal Bankruptcy Code whether voluntary or involuntary, if not dismissed within sixty (60) days from the date of filing, shall constitute a default under this Lease.

    20.  RECEIVERSHIP.

         Either the appointment of a receiver to take possession of all, or substantially all, of the assets of any Tenant or garnishment of or levy or writ of execution on, all or substantially all of the assets of any Tenant which remains in effect for more than sixty (60) days, or a general assignment by any Tenant for the benefit of creditors, shall constitute a breach of this Lease by Tenant.

    21.  DEFAULT AND REMEDIES.

         The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:
         (a) The vacating or abandonment of the Premises by Tenant (which shall be conclusively presumed if Tenant leaves the Premises closed or unoccupied continuously for thirty (30) days).
         (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder as and when due and after five (5) days written notice to Tenant by Landlord to pay same.

         (c) The occurrence of an event described in Paragraphs "Bankruptcy and Insolvency" and "Receivership", hereof.
         (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.
    In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:
         (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to expenses of reletting, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by a court having jurisdiction of the unpaid rent which had been earned after termination until the time of such award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; the worth at the time of such award of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and the portion of any real estate commission payable by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent (10%) per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this subparagraph (a), or
    (ii) proceeding against subparagraph (b). For purposes of this subparagraph
    (a), the term "worth at the time of such award" shall have the meaning provided in Section 1951.2(b) of the California Civil Code.
         (b) As provided in Section 1951.4 of the California Civil Code, maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the

    Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

    22.  REMOVAL OF PROPERTY.

    Should Tenant default, as provided in Paragraph "Default and Remedies" above, Landlord shall, at his option, be entitled to remove any property of Tenant from the Premises and store the same elsewhere for the account, and at the expense and risk, of Tenant and should Tenant fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord, after ten (10) days' written notice to Tenant and Tenant's failure to pay the required amount, may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in his sole discretion, may deem proper, for the payment of any charges for the removal, storage and sale of such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including reasonable attorneys fees actually incurred; second, to the payment of the cost of or charges for removing and storing any such property; third; to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

    23.  WAIVER OF DAMAGES FOR RE-ENTRY.

    Tenant hereby waives all claims for damages that may be caused by Landlord's recentering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and will save Landlord harmless from loss, costs or damages occasioned thereby, and no such re-entry shall be considered or construed to be a forcible entry.

    24.  ATTORNEY'S FEES.

    In the event suit is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover as an element of his costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his costs shall not recover attorney's fees. No sum for attorney's fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover his costs or attorney's fees.

    25.  LITIGATION AGAINST TENANT.

    Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or for such other person otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to pay to Landlord the amount of any judgment rendered against Landlord of the Premises, or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Landlord or in connection with such litigation.
    Tenant's obligation under this Paragraph, shall not be applicable to any action brought by Tenant against Landlord.

    26.  WAIVER.

    The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

    27.  LIENS.

    Tenant shall keep the Premises and building and the property on which the Premises are situated, free of any liens arising out of work performed, materials furnished or obligations incurred by Tenant.

    28.  SUBORDINATION AND OFFSET STATEMENT.

    Tenant agrees that this Lease shall be subject to any mortgage, trust deed or like encumbrance heretofore or hereafter placed upon said Premises by Landlord or his successors in interest to secure the payments of monies loaned, interest thereon and other obligations. Tenant also agrees to promptly execute and deliver to Landlord from time to time, as demanded by Landlord, an offset statement or estoppel certificate containing such facts as are within the knowledge or are available to Tenant pertaining to this Lease, as a purchaser of the leased property or a lender may reasonably require if said statement is prepared for signing by Landlord. Failure to deliver the executed offset statement or estoppel certificate to Landlord within ten (10) days from receipt of same, shall be conclusive upon Tenant for the benefit of the party requesting the statement or certificate, or his successor, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord in the statement or certificate delivered to Tenant.

    29.  INSURANCE.

    A. During the Lease term, Tenant shall, at its own expense, maintain in full force a policy or policies of comprehensive liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in California, and in good standing with the Insurance Commissioner of California, that will insure Tenant and Landlord (and such other persons, firms or corporations as are designed by Landlord) against liability for injury to persons and property and for death of any person or persons occurring in or about the Premises. The liability under such insurance shall not be less than One Million Dollars ($1,000,000.00) for bodily injury and Three Hundred Thousand Dollars ($300,000.00) for property damage.
    B. During the Lease term, Tenant shall maintain in full force on all of its fixtures and equipment in the Premises, a policy or policies of fire insurance with standard extended coverage endorsement, to the extent of at least eighty percent (80%) of their insurable value. As long as this Lease is in effect, the proceeds from any such policy shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall provide Landlord with copies or certificates of all policies, required under subparagraphs A and B. including in each instance an endorsement providing that such insurance shall not be canceled except after thirty (30) days written notice to Landlord.
    C. During the Lease term, Landlord shall maintain in full force on the Premises exclusive of Tenant's fixtures and equipment, a policy or policies of fire insurance with standard extended coverage endorsement to the extent of at least the replacement value of the improvements located on the Landlord's real property described in Exhibit "A", attached hereto, exclusive of Tenant's fixtures, equipment, furnishings, and other personal property. As long as this Lease is in effect, the proceeds from any such policy or policies shall be used for the repair or replacement of the Premises pursuant to Paragraph "Damage or Destruction", above. Tenant shall pay .075 Percent (.075 %) of the premium cost for this insurance within ten (10) days of receipt from Landlord of a copy of the premium statement for the particular. Tenant shall pay a pro rata share of any premium for insurance which covers a period prior to the Commencement Date or subsequent to the expiration date of this Lease.
    Landlord hereby releases Tenant, and Tenant hereby releases Landlord, from any and all claims or demands for damages, loss, expense or injury to the Premises, or to the improvements, fixtures and equipment, or personal property or other property of either Landlord or Tenant in, about or upon the Premises adjoining property as the case may be, which is caused by or results from perils, events or happening which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent of the insurance recovery.

    30.  CONDEMNATION.

    Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, or should Landlord make a conveyance in lieu thereof, all awards payable on account of such condemnation and taking or conveyance shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof. Tenant shall be entitled, however, to any award based upon the taking of or damage to Tenant's trade fixtures and improvement to the Premises to the extent Tenant has the right to remove them at the end of the Lease term. Tenant shall also be entitled to any award for removal or relocation costs as well as injury to its business being conducted on the Premises.
    If the whole of the Premises shall be so condemned and taken or conveyed, then this Lease shall terminate.
    If a part only of the Premises is so condemned and taken or conveyed, and the remaining portion thereof is not suitable for the purposes for which Tenant has leased said Premises, Tenant shall have the right to terminate this Lease. If by such condemnation and taking a part only of the Premises is taken, and the remaining part thereof is suitable for the purposes for which Tenant has leased said Premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it relates to the total value of the Premises.

    31.  WAIVER OF REDEMPTION BY TENANT, HOLDING OVER.

    Tenant hereby waives for Tenant and for all those claiming under Tenant, all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right to occupancy of the leased Premises after any termination of this Lease. If Tenant holds over the term hereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof, or an extension for any further term, and in such case rent shall be payable in the amount and at the time specified in Paragraph "Rent", above, including adjustments for real property, tax and assessments increase and consumer price index change. Such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein.

    32.  RULES AND REGULATIONS.

    Landlord shall have the right from time to time to adopt reasonable rules and regulations for the use of the Common Area by Tenant and Tenant's agents, employees, customers and other invitees. Attached hereto marked Exhibit "C", and incorporated herein by this reference, is a copy of the initial Rules and Regulations to which Tenant shall be subject. Tenant, on behalf of itself and its agents, employees, customers and other invitees, agrees to abide by each and every rule and regulation.

    33.  HAZARDOUS MATERIALS.

    As used in this Lease, the term "hazardous materials" shall mean any substance or material which has been determined by the State of California, the federal government, the City of Santa Cruz, or any agency of said governments, to be capable of posing a risk of injury to health, safety and property including but not limited to all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the U.S. Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Products Safety Commission, the Department of Health, Education & Welfare, the Food & Drug Administration or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "hazardous materials" shall include all of those materials and substances defined as "toxic materials" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time.
    Tenant shall promptly comply with all laws related to hazardous materials, including any and all required monitoring and record keeping, and any orders of a governmental authority requiring the clean-up and removal of hazardous materials from the Premises. If the Premises, or any part thereof (including the soil, surface water, ground water or the air in or about the Premises), becomes contaminated by any hazardous material, Tenant shall promptly at its sole cost take all action necessary to clean up and remove such contamination and restore the Premises to the condition existing immediately prior to the existence of such hazardous material in or about the Premises. Tenant's obligations under this Paragraph shall survive Lease termination. Tenant shall immediately notify Landlord in writing if Tenant causes or permits any hazardous material to be used or kept in or about the Premises or knows or has reasonable cause to believe that any hazardous material has come to be located in or about the Premises or discovers the existence of any hazardous material in or about the Premises. Tenant shall be solely responsible for the cost of any required clean up and removal of hazardous materials and/or toxic wastes which have been placed or left upon the Premises by Tenant after the date of execution of this Lease.
    Tenant shall indemnify Landlord and his successors and assigns against and hold them harmless from any and all claims, demands, liabilities, damages, including punitive damages, costs and expenses, including reasonable attorney's fees, herein collectively referred to as "Claims":
    (1) Any Claim by a federal, state or local governmental agency arising out of or in any way connected with the environmental condition of the Premises including, but not limited to, Claims for additional clean-up of the Premises; and
    (2) Any Claim by an successor in interest of Tenant (including a mortgagee who acquires title to the Premises through foreclosure or by accepting a deed in lieu of foreclosure), or by any subtenant, licensee, or invitee of Tenant arising out of or in any way connected with the environmental condition of the Premises.

    34.  DEFINED TERMS.

    The words "Landlord" and "Tenant" as used herein, shall include the plural as well as the singular, words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant, shall be joint and several. The marginal headings or titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

    35.  HEIRS.

    Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

    36.  JURISDICTION.

    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    37.  TIME.

    Time is of the essence of this Lease.

    38.  SEVERABILITY.

    If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Lease.

    39.  ENTIRE AGREEMENT.

    This Lease contains the sole and entire agreement of the parties, and correctly sets forth the rights, duties and obligations of each to the other, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are hereby superseded and of no force and effect. Any changes to this Lease must be in writing, signed by both Landlord and Tenant.

    40.  AUTHORIZATION.

    Tenant hereby represents to Landlord that the party executing this Lease on behalf of Tenant, is authorized by Tenant to execute this Lease and thus bind Tenant to all of the terms, covenants and conditions contained herein.

    IN WITNESS WHEREOF, Landlord and Tenant have executed these presents the day and year first above written.

LANDLORD:                                  TENANT:

THE HOLC0MB CORPORATION                    COAST COMMERCIAL
BANKING


                                                       /s/
                                           ---------------------------
By:             /s/
   ----------------------------------      ---------------------------

Title:
      -------------------------------      ---------------------------

                          LEGAL DESCRIPTION OF REAL PROPERTY


(to be attached)

SEASCAPE VILLAGE  - Building D

14-A Seascape Village
Aptos, Ca. 95003

DIAGRAM OF PREMISES

(to be attached)

                                RULES AND REGULATIONS


    1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the building. All signs, placards, pictures, advertisements, names or notices inscribed, displayed, printed or affixed on or to any part of the inside of the building which is observable from the outside of the building, shall be aesthetically pleasing, shall not appear unsightly from the outside of the Premises, and the total area used for same shall not exceed ________ percent (__%) of the total outside window space of the Premises.

         Tenant shall not without the prior written consent of Landlord cause or otherwise sunscreen any window, or install any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or outside door of the Premises. Further, no awning shall be permitted on any part of the Premises.

    2. Sidewalks, halls, passages, exits, entrances and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

    3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises without the prior written consent of Landlord and keys to same having been given to Landlord.

    4. The toilet rooms, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed; and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

    5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

    6. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the buildings located on Landlord's real property by reason of noise, odors or vibrations or interfere in any way with other tenants or those having business therein; nor shall any animals or birds be brought in or kept in or about the Premises or the buildings.

    7. Tenant shall not use or keep in the Premises or the buildings any kerosene, gasoline or inflammable or combustible fluids or materials or use any method of heating or air conditioning other than that supplied by Landlord.

    8. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

    9. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

    10. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and a address of the building of which the Premises are a part.

    11. Tenant shall not disturb, solicit or canvas any occupant of the building and shall cooperate to prevent same.

    12. Without the prior written consent of Landlord, Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

    13. Landlord shall have the right to control and operate the public portions of the building and the public facilities and heating and air conditioning as well as facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants generally.